                                                           EXHIBIT 4.8 and 10.26

                       FIRST AMENDMENT TO CREDIT AGREEMENT

      THIS FIRST AMENDMENT TO CREDIT AGREEMENT (hereinafter referred to as the "First Amendment") executed as of the 14th of November, 2001, by and among EXCO RESOURCES, INC., a Texas corporation and EXCO OPERATING, LP, a Delaware limited partnership (collectively hereinafter referred to as "Borrower") and BANK ONE, NA, a national banking association ("Bank One"), and each of the financial institutions which is a party hereto (as evidenced by the signature pages to the Agreement) or which may from time to time become a party thereto pursuant to the provisions of Section 28 thereof or any successor or assignee thereof (hereinafter collectively referred to as "Lenders", and individually, "Lender") and Bank One, as Administrative Agent (the "Agent") and Fleet National Bank, as Syndication Agent, BNP Paribas, as Documentation Agent and Banc One Capital Markets, Inc., as Lead Arranger and Bookrunner ("Arranger").

                                   WITNESSETH:

      WHEREAS, as of April 26, 2001, EXCO Resources, Inc., the Lenders and the Agent entered into a Credit Agreement pursuant to which the Lenders made available to the Borrower a credit facility (the "Credit Agreement"); and

      WHEREAS, as of September 13, 2001, EXCO Resources, Inc., the Lenders and the Agent entered into a letter amendment amending the Credit Agreement; and

      WHEREAS, EXCO Resources, Inc. has requested that Majority Lenders agree to make certain amendments to the Credit Agreement including, but not limited to, the addition of a new borrower, EXCO Operating, LP ("Operating"), and Majority Lenders have agreed to do so on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, the parties agree to amend the Credit Agreement as follows:

      1. Unless otherwise defined herein all defined terms used herein shall have the same meaning as ascribed to such terms in the Credit Agreement.

      2. Section 1 of the Credit Agreement is hereby amended in the following respects:

            (a) The definition of "Consolidated Current Assets" is hereby deleted and the following inserted in lieu thereof:

                  "Consolidated Current Assets means the total of the
            consolidated current assets determined in accordance with GAAP, plus, as of any date, the unused availability on the Revolving Commitment, less any amount required to be included in Consolidated Current Assets as a result of the application of FASB Statement 133."

            (b) The definition of "Consolidated Current Liabilities" is hereby deleted and the following inserted in lieu thereof:

                  "Consolidated Current Liabilities means the total of
            consolidated current obligations as determined in accordance with GAAP, excluding therefrom any amount required to be included in Consolidated Current Liabilities as a result of the application of FASB Statement 133."

            (c) The definition of "Consolidated Net Income" is hereby deleted and the following inserted in lieu thereof:

                  "Consolidated Net Income shall mean Borrower's consolidated net income after income taxes calculated in accordance with GAAP, but excluding (i) any non-cash gains or losses as a result of the application of FASB Statement 133, and (ii) the effect of ceiling test write downs."

      3. Additional Borrower. The Lenders hereby agree to allow Operating to become a Borrower hereunder and Operating hereby agrees to be bound by the provisions of the Credit Agreement, as amended by this First Amendment, and all of the provisions of the other Loan Documents and hereby assumes, jointly and severally, with the other Borrower, any and all obligations owed to the Lenders under the terms of the Credit Agreement, the Notes issued thereunder and the other Loan Documents. The obligations of Operating under the Credit Agreement, the Notes and the other Loan Documents shall be joint and several with the obligations of EXCO Resources, Inc. but the liability of Operating thereunder shall be limited to the maximum amount of liability that can be incurred without rendering the obligations of Operating under the Loan Documents voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount.

      4. Section 13 of the Credit Agreement is hereby amended in the following respects:

            (a) Subsection 13(d) of the Credit Agreement is deleted in its entirety and the following inserted in lieu thereof:

                  "(d) Minimum Consolidated Tangible Net Worth. The Borrower
            will not allow its Consolidated Tangible Net Worth to ever be less than the sum of (i) $48,000,000, plus (ii) as of the end of each fiscal quarter beginning with the fiscal quarter ending June 30, 2001, 50% of Borrower's Consolidated Net Income for such fiscal quarter then ended (but only if positive) and (iii) 75% of the net proceeds received by Borrower from the issuance of any equity securities after the Effective Date, excluding, in each instance, the effect of ceiling test write downs."

            (b) Subsection 13(e) of the Credit Agreement is deleted in its entirety and the following inserted in lieu thereof:

                  "(e) Leverage Ratio. Borrower will not allow its ratio of
            Consolidated Debt to Consolidated Total Capital to ever be greater than 0.7 to 1.0 tested at the end of each fiscal quarter beginning with the fiscal quarter ending June 30, 2001, excluding the effect of ceiling test write downs."

            (c) Subsection 13(n) of the Credit Agreement is hereby amended by deleting Subsections (iv) and (v) therefrom in their entirety and substituting the following three new Subsections in lieu thereof:

           "(iv) investments in Addison not exceeding the amount of all dividends received from Addison;

            (v) investments in Subsidiaries (excluding Addison) but only to the extent of such investments as of the Effective Date; or

            (vi) other investments not exceeding in the aggregate at the time of the incurrence thereof the amount of (A) $5,000,000 (measured in costs on a cumulative basis) whenever the Borrowing Base Usage is equal to or greater than 75%, and (B) $10,000,000 (measured in costs on a cumulative basis) whenever the Borrowing Base Usage is less than 75%.

      5. The Borrower has requested a waiver of the following:

            (a) The Events of Default under the terms of Sections 13(i) and (l) of the Credit Agreement which occurred as a result of loans made by Borrower to Addison to repay its indebtedness owed to Bank One Canada, et al. and

            (b) Any Event of Default that may occur under Section 12(q) or 13(a) of the Credit Agreement as a result of the assignment by EXCO Resources, Inc. of Oil and Gas Properties located in the State of Texas to Operating.

      6. Majority Lenders hereby agree to waive any Event of Default that may have occurred under Sections 13(i) or (l) of the Credit Agreement as a result of Borrower loaning monies to Addison to allow Addison to repay its obligations owed to Bank One Canada, et al. and any Event of Default that may occur under
Section 12(q) and 13(a) of the Credit Agreement as a result of the assignment of certain Oil and Gas Properties by EXCO Resources, Inc. to Operating. The waiver of any Event of Default which occurred as a result of the transfer of assets from EXCO Resources, Inc. to Operating is made subject to the requirement that all such Oil and Gas Properties be assigned subject to all indebtedness owed under the Loan Documents and that Operating assume any and all obligations owed Lenders under the Loan Documents. The waivers contained in this paragraph 4 are waivers of specific sections referred to herein and are not waivers of any other Defaults or Events of Default that may have occurred under the provisions of the Credit Agreement.

      7. Except to the extent its provisions are specifically amended, modified or superseded by this First Amendment, the representations, warranties and affirmative and negative covenants of the Borrower contained in the Credit Agreement are incorporated herein by reference for all purposes as if copied herein in full. The Borrower hereby restates and reaffirms each and every term and provision of the Credit Agreement, as amended, including, without limitation, all representations, warranties and affirmative and negative covenants (except to the extent that such representations and warranties related solely to an earlier date). Except to the extent its provisions are specifically amended, modified or superseded by this First Amendment, the Credit Agreement, as amended, and all terms and provisions thereof shall remain in full force and effect, and the same in all respects are confirmed and approved by the Borrower and the Lenders.

      8. This First Amendment shall be effective as of the date first above written, but only upon the satisfaction of the conditions precedent set forth in Paragraph 9 hereof (the "First Amendment Effective Date").

      9. The obligations of Lenders under this First Amendment shall be subject to the following conditions precedent:

            (a) Execution and Delivery. Each Borrower shall have executed and delivered this First Amendment, the Amended Notes in the form of Exhibits A-1 through A-4 hereto, and other required documents, all in form and substance satisfactory to the Agent;

            (b) Assignments. EXCO Resources, Inc. shall have executed and delivered to Operating assignments of its interest in certain of its Oil and Gas Properties located within the State of Texas, said form of assignment to be in form and substance satisfactory to the Agent;

            (c) Resolutions. The Agent shall have received certified Resolutions of each Borrower;

            (d) Good Standing and Existence. The Agent shall have received evidence of existence and good standing for each Borrower;

            (b) Representations and Warranties. The representations and warranties of the Borrowers under this First Amendment are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties related solely to an earlier date);

            (c) No Event of Default. No Event of Default shall have occurred and be continuing nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default.

            (d) Other Documents. The Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Agent or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Agent;

            (e) Legal Matters. All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for the Agent retained at the expense of Borrower.

      10. Borrower hereby represents and warrants that all factual information heretofore and contemporaneously furnished by or on behalf of Borrower to Agent for purposes of or in connection with this First Amendment does not contain any untrue statement of a material fact or omit to state any material fact necessary to keep the statements contained herein or therein from being materially misleading. Each of the foregoing representations and warranties shall constitute a representation and warranty of Borrower made under the Credit Agreement, and it shall be an Event of Default if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time given. Each of the representations and warranties made under the Credit Agreement (including those made herein) shall survive and not be waived by the execution and delivery of this First Amendment or any investigation by Lenders.

      11. The Borrower agrees to indemnify and hold harmless the Lenders and their respective officers, employees, agents, attorneys and representatives (singularly, an "Indemnified Party", and collectively, the "Indemnified Parties") from and against any loss, cost, liability, damage or expense (including the reasonable fees and out-of-pocket expenses of counsel to the Lender, including all local counsel hired by such counsel) ("Claim") incurred by the Lenders in investigating or preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law, federal or state environmental law, or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or its agents or arises in connection with the duties, obligations or performance of the Indemnified Parties in negotiating, preparing, executing, accepting, keeping, completing, countersigning, issuing, selling, delivering, releasing, assigning, handling, certifying, processing or receiving or taking any other action with respect to the Loan Documents and all documents, items and materials contemplated thereby even if any of the foregoing arises out of an Indemnified Party's ordinary negligence. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Lenders hereunder or at common law or otherwise, and shall survive any termination of this First Amendment, the expiration of the Loan and the payment of all indebtedness of the Borrower to the Lenders hereunder and under the Notes, provided that the Borrower shall have no obligation under this section to the Lenders with respect to any of the foregoing arising out of the gross negligence or willful misconduct of the Lenders. If any Claim is asserted against any Indemnified Party, the Indemnified Party shall endeavor to notify the Borrower of such Claim (but failure to do so shall not affect the indemnification herein made except to the extent of the actual harm caused by such failure). The Indemnified Party shall have the right to employ, at the Borrower's expense, counsel of the Indemnified Parties' choosing and to control the defense of the Claim. The Borrower may at its own expense also participate in the defense of any Claim. Each Indemnified Party may employ separate counsel in connection with any Claim to the extent such Indemnified Party believes it reasonably prudent to protect such Indemnified Party. The parties intend for the provisions of this Section to apply to and protect each Indemnified Party from the consequences of strict liability imposed or threatened to be imposed on any Indemnified Party as well as from the consequences of its own negligence, whether or not that negligence is the sole, contributing, or concurring cause of any Claim.

      12. This First Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

      13. WRITTEN CREDIT AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS FIRST AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

      IN WITNESS WHEREOF, the parties have caused this First Amendment to Credit Agreement to be duly executed as of the date first above written.

                               BORROWER:


                               EXCO RESOURCES, INC.

                               By: /s/ J. DOUGLAS RAMSEY
                                   --------------------------------------------
                                   J. Douglas Ramsey, Vice President


                               EXCO OPERATING, LP

                               By: EXCO Investment II, LLC, its General Partner

                               By: /s/ T. W. EUBANK
                                   --------------------------------------------
                                   T. W. Eubank, President

                                   LENDERS:

                                   BANK ONE, NA, a national banking
                                   association, as a Lender and as
                                   Administrative Agent
                                   (Main Office Chicago)

                                   By: /s/ WM. MARK CRANMER
                                      ------------------------------------------
                                      Wm. Mark Cranmer, Director Capital Markets


                                   FLEET NATIONAL BANK
                                   as a Lender and as Syndication Agent

                                   By: /s/ JEFFREY RATHKAMP
                                      ------------------------------------------
                                   Name: Jeffrey Rathkamp
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------


                                   BNP PARIBAS
                                   as a Lender and as Documentation Agent

                                   By: /s/ A. DAVID DODD
                                      ------------------------------------------
                                   Name: A. David Dodd
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------


                                   By: /s/ BRIAN M. MALONE
                                      ------------------------------------------
                                   Name: Brian M. Malone
                                        ----------------------------------------
                                   Title: Managing Director
                                         ---------------------------------------


                                   COMERICA BANK-TEXAS

                                   By: /s/ PETER L. SEFZIK
                                      ------------------------------------------
                                   Name: Peter L. Sefzik
                                        ----------------------------------------
                                   Title: Corporate Banking Officer
                                         ---------------------------------------

                                   EXHIBIT A-1

                             AMENDED REVOLVING NOTE

$25,924,653.56                    Dallas, Texas              November 14, 2001

      FOR VALUE RECEIVED, the undersigned EXCO RESOURCES, INC. and EXCO OPERATING, LP (herein collectively, the "Borrower") hereby unconditionally promises to pay to the order of BANK ONE, NA (the "Lender") at the offices of BANK ONE, NA (the "Agent") in Dallas County, Texas, the principal sum of TWENTY-FIVE MILLION NINE HUNDRED TWENTY-FOUR THOUSAND SIX HUNDRED FIFTY-THREE AND 56/100 DOLLARS ($25,924,653.56), or so much thereof as may be advanced and outstanding at any time or from time to time pursuant to the Credit Agreement (as hereinafter defined) in lawful money of the United States of America together with interest from the date hereof until paid at the rates specified in the Credit Agreement (as hereinafter defined). All payments of principal and interest due hereunder are payable at the offices of Agent at 1717 Main Street, 4th Floor, Bank One Center, Dallas, Texas 75201, attention: Energy Department, or at such other address as Lender shall designate in writing to Borrower.

      The principal and all accrued interest on this Note shall be due and payable in accordance with the terms and provisions of the Credit Agreement.

      This Note is executed pursuant to that certain First Amendment to Credit Agreement dated of even date herewith between Borrower, the Agents and Lenders (the "First Amendment"), and is one of the Notes referred to therein. The First Amendment amended that certain Credit Agreement dated as of April 26, 2001 between Borrower, the Agents and the Lenders (the Credit Agreement as amended by the First Amendment is hereinafter referred to as the "Credit Agreement"). Reference is made to the Credit Agreement for a statement of prepayment rights and obligations of Borrower, for a statement of the terms and conditions under which the due date of this Note may be accelerated and for statements regarding other matters affecting this Note (including without limitation the obligations of the holder hereof to advance funds hereunder, principal and interest payment due dates, voluntary and mandatory prepayments, exercise of rights and remedies, payment of attorneys' fees, court costs and other costs of collection and certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder). Upon the occurrence of an Event of Default, as that term is defined in the Credit Agreement and Loan Documents, the Agent may declare forthwith to be entirely and immediately due and payable the principal balance hereof and the interest accrued hereon, and the Lender shall have all rights and remedies of the Lender under the Credit Agreement and Loan Documents. This Note may be prepaid in accordance with the terms and provisions of the Credit Agreement.

      Regardless of any provision contained in this Note, the holder hereof shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the Maximum Rate (as such term is defined in the Credit Agreement), and, if the holder hereof ever receives, collects, or applies as interest, any such amount which would be excessive interest, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to

Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrower and the holder hereof shall, to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the obligations evidenced by this Note and/or referred to in the Credit Agreement so that the interest rate is uniform throughout the entire term of this Note; provided that, if this Note is paid and performed in full prior to the end of the full contemplated term thereof; and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the holder hereof shall refund to Borrower the amount of such excess or credit the amount of such excess against the indebtedness evidenced hereby, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

      If any payment of principal or interest on this Note shall become due on a day other than a Business Day (as such term is defined in the Credit Agreement), such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

      If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrower agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees.

      Borrower and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, protest, notice of protest and nonpayment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes.

      This Note shall be governed by and construed in accordance with the applicable laws of the United States of America and the laws of the State of Texas.

      This Note is given in amendment (but not in extinguishment) of that certain Note dated April 26, 2001 executed by EXCO Resources, Inc. and payable to the order of the aforesaid Lender.

      THIS WRITTEN NOTE, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      EXECUTED as of the date and year first above written.

                                       BORROWER:
                                       --------


                                       EXCO RESOURCES, INC.
                                       a Texas corporation

                                       By: /s/ J. DOUGLAS RAMSEY
                                           ---------------------------------
                                           J. Douglas Ramsey, Vice President


                                       EXCO OPERATING, LP
                                       a Delaware limited partnership

                                       By: EXCO Investment II, LLC,
                                           its General Partner

                                       By: /s/ T. W. EUBANK
                                           ---------------------------------
                                           T. W. Eubank, President

                                   EXHIBIT A-2

                             AMENDED REVOLVING NOTE

$46,632,478.63                    Dallas, Texas               November 14, 2001

      FOR VALUE RECEIVED, the undersigned EXCO RESOURCES, INC. and EXCO OPERATING, LP (herein collectively, the "Borrower") hereby unconditionally promises to pay to the order of FLEET NATIONAL BANK (the "Lender") at the offices of BANK ONE, NA (the "Agent") in Dallas County, Texas, the principal sum of FORTY-SIX MILLION SIX HUNDRED THIRTY-TWO THOUSAND FOUR HUNDRED SEVENTY-EIGHT AND 63/100 DOLLARS ($46,632,478.63), or so much thereof as may be advanced and outstanding at any time or from time to time pursuant to the Credit Agreement (as hereinafter defined) in lawful money of the United States of America together with interest from the date hereof until paid at the rates specified in the Credit Agreement (as hereinafter defined). All payments of principal and interest due hereunder are payable at the offices of Agent at 1717 Main Street, 4th Floor, Bank One Center, Dallas, Texas 75201, attention: Energy Department, or at such other address as Lender shall designate in writing to Borrower.

      The principal and all accrued interest on this Note shall be due and payable in accordance with the terms and provisions of the Credit Agreement.

      This Note is executed pursuant to that certain First Amendment to Credit Agreement dated of even date herewith between Borrower, the Agents and Lenders (the "First Amendment"), and is one of the Notes referred to therein. The First Amendment amended that certain Credit Agreement dated as of April 26, 2001 between Borrower, the Agents and the Lenders (the Credit Agreement as amended by the First Amendment is hereinafter referred to as the "Credit Agreement"). Reference is made to the Credit Agreement for a statement of prepayment rights and obligations of Borrower, for a statement of the terms and conditions under which the due date of this Note may be accelerated and for statements regarding other matters affecting this Note (including without limitation the obligations of the holder hereof to advance funds hereunder, principal and interest payment due dates, voluntary and mandatory prepayments, exercise of rights and remedies, payment of attorneys' fees, court costs and other costs of collection and certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder). Upon the occurrence of an Event of Default, as that term is defined in the Credit Agreement and Loan Documents, the Agent may declare forthwith to be entirely and immediately due and payable the principal balance hereof and the interest accrued hereon, and the Lender shall have all rights and remedies of the Lender under the Credit Agreement and Loan Documents. This Note may be prepaid in accordance with the terms and provisions of the Credit Agreement.

      Regardless of any provision contained in this Note, the holder hereof shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the Maximum Rate (as such term is defined in the Credit Agreement), and, if the holder hereof ever receives, collects, or applies as interest, any such amount which would be excessive interest, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to

Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrower and the holder hereof shall, to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the obligations evidenced by this Note and/or referred to in the Credit Agreement so that the interest rate is uniform throughout the entire term of this Note; provided that, if this Note is paid and performed in full prior to the end of the full contemplated term thereof; and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the holder hereof shall refund to Borrower the amount of such excess or credit the amount of such excess against the indebtedness evidenced hereby, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

      If any payment of principal or interest on this Note shall become due on a day other than a Business Day (as such term is defined in the Credit Agreement), such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

      If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrower agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees.

      Borrower and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, protest, notice of protest and nonpayment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes.

      This Note shall be governed by and construed in accordance with the applicable laws of the United States of America and the laws of the State of Texas.

      This Note is given in amendment (but not in extinguishment) of that certain Note dated April 26, 2001 executed by EXCO Resources, Inc. and payable to the order of the aforesaid Lender.

      THIS WRITTEN NOTE, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      EXECUTED as of the date and year first above written.

                                       BORROWER:
                                       --------


                                       EXCO RESOURCES, INC.
                                       a Texas corporation

                                       By: /s/ J. DOUGLAS RAMSEY
                                           ---------------------------------
                                           J. Douglas Ramsey, Vice President


                                       EXCO OPERATING, LP
                                       a Delaware limited partnership

                                       By: EXCO Investment II, LLC,
                                           its General Partner

                                       By: /s/ T. W. EUBANK
                                           ---------------------------------
                                           T. W. Eubank, President

                                   EXHIBIT A-3

                             AMENDED REVOLVING NOTE

$33,384,615.38                    Dallas, Texas               November 14, 2001

      FOR VALUE RECEIVED, the undersigned EXCO RESOURCES, INC. and EXCO OPERATING, LP (herein collectively, the "Borrower") hereby unconditionally promises to pay to the order of BNP PARIBAS (the "Lender") at the offices of BANK ONE, NA (the "Agent") in Dallas County, Texas, the principal sum of THIRTY-THREE MILLION THREE HUNDRED EIGHTY-FOUR THOUSAND SIX HUNDRED FIFTEEN AND 38/100 DOLLARS ($33,384,615.38), or so much thereof as may be advanced and outstanding at any time or from time to time pursuant to the Credit Agreement (as hereinafter defined) in lawful money of the United States of America together with interest from the date hereof until paid at the rates specified in the Credit Agreement (as hereinafter defined). All payments of principal and interest due hereunder are payable at the offices of Agent at 1717 Main Street, 4th Floor, Bank One Center, Dallas, Texas 75201, attention: Energy Department, or at such other address as Lender shall designate in writing to Borrower.

      The principal and all accrued interest on this Note shall be due and payable in accordance with the terms and provisions of the Credit Agreement.

      This Note is executed pursuant to that certain First Amendment to Credit Agreement dated of even date herewith between Borrower, the Agents and Lenders (the "First Amendment"), and is one of the Notes referred to therein. The First Amendment amended that certain Credit Agreement dated as of April 26, 2001 between Borrower, the Agents and the Lenders (the Credit Agreement as amended by the First Amendment is hereinafter referred to as the "Credit Agreement"). Reference is made to the Credit Agreement for a statement of prepayment rights and obligations of Borrower, for a statement of the terms and conditions under which the due date of this Note may be accelerated and for statements regarding other matters affecting this Note (including without limitation the obligations of the holder hereof to advance funds hereunder, principal and interest payment due dates, voluntary and mandatory prepayments, exercise of rights and remedies, payment of attorneys' fees, court costs and other costs of collection and certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder). Upon the occurrence of an Event of Default, as that term is defined in the Credit Agreement and Loan Documents, the Agent may declare forthwith to be entirely and immediately due and payable the principal balance hereof and the interest accrued hereon, and the Lender shall have all rights and remedies of the Lender under the Credit Agreement and Loan Documents. This Note may be prepaid in accordance with the terms and provisions of the Credit Agreement.

      Regardless of any provision contained in this Note, the holder hereof shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the Maximum Rate (as such term is defined in the Credit Agreement), and, if the holder hereof ever receives, collects, or applies as interest, any such amount which would be excessive interest, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to

Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrower and the holder hereof shall, to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the obligations evidenced by this Note and/or referred to in the Credit Agreement so that the interest rate is uniform throughout the entire term of this Note; provided that, if this Note is paid and performed in full prior to the end of the full contemplated term thereof; and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the holder hereof shall refund to Borrower the amount of such excess or credit the amount of such excess against the indebtedness evidenced hereby, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

      If any payment of principal or interest on this Note shall become due on a day other than a Business Day (as such term is defined in the Credit Agreement), such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

      If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrower agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees.

      Borrower and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, protest, notice of protest and nonpayment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes.

      This Note shall be governed by and construed in accordance with the applicable laws of the United States of America and the laws of the State of Texas.

      This Note is given in amendment (but not in extinguishment) of that certain Note dated April 26, 2001 executed by EXCO Resources, Inc. and payable to the order of the aforesaid Lender.

      THIS WRITTEN NOTE, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      EXECUTED as of the date and year first above written.

                                       BORROWER:
                                       --------


                                       EXCO RESOURCES, INC.
                                       a Texas corporation

                                       By: /s/ J. DOUGLAS RAMSEY
                                           ---------------------------------
                                           J. Douglas Ramsey, Vice President


                                       EXCO OPERATING, LP
                                       a Delaware limited partnership

                                       By: EXCO Investment II, LLC,
                                           its General Partner

                                       By: /s/ T. W. EUBANK
                                           ---------------------------------
                                           T. W. Eubank, President

                                   EXHIBIT A-4

                             AMENDED REVOLVING NOTE

$18,058,252.43                    Dallas, Texas               November 14, 2001

      FOR VALUE RECEIVED, the undersigned EXCO RESOURCES, INC. and EXCO OPERATING, LP (herein collectively, the "Borrower") hereby unconditionally promises to pay to the order of COMERICA BANK-TEXAS (the "Lender") at the offices of BANK ONE, NA (the "Agent") in Dallas County, Texas, the principal sum of EIGHTEEN MILLION FIFTY-EIGHT THOUSAND TWO HUNDRED FIFTY-TWO AND 43/100 DOLLARS ($18,058,252.43), or so much thereof as may be advanced and outstanding at any time or from time to time pursuant to the Credit Agreement (as hereinafter defined) in lawful money of the United States of America together with interest from the date hereof until paid at the rates specified in the Credit Agreement (as hereinafter defined). All payments of principal and interest due hereunder are payable at the offices of Agent at 1717 Main Street, 4th Floor, Bank One Center, Dallas, Texas 75201, attention: Energy Department, or at such other address as Lender shall designate in writing to Borrower.

      The principal and all accrued interest on this Note shall be due and payable in accordance with the terms and provisions of the Credit Agreement.

      This Note is executed pursuant to that certain First Amendment to Credit Agreement dated of even date herewith between Borrower, the Agents and Lenders (the "First Amendment"), and is one of the Notes referred to therein. The First Amendment amended that certain Credit Agreement dated as of April 26, 2001 between Borrower, the Agents and the Lenders (the Credit Agreement as amended by the First Amendment is hereinafter referred to as the "Credit Agreement"). Reference is made to the Credit Agreement for a statement of prepayment rights and obligations of Borrower, for a statement of the terms and conditions under which the due date of this Note may be accelerated and for statements regarding other matters affecting this Note (including without limitation the obligations of the holder hereof to advance funds hereunder, principal and interest payment due dates, voluntary and mandatory prepayments, exercise of rights and remedies, payment of attorneys' fees, court costs and other costs of collection and certain waivers by Borrower and others now or hereafter obligated for payment of any sums due hereunder). Upon the occurrence of an Event of Default, as that term is defined in the Credit Agreement and Loan Documents, the Agent may declare forthwith to be entirely and immediately due and payable the principal balance hereof and the interest accrued hereon, and the Lender shall have all rights and remedies of the Lender under the Credit Agreement and Loan Documents. This Note may be prepaid in accordance with the terms and provisions of the Credit Agreement.

      Regardless of any provision contained in this Note, the holder hereof shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the Maximum Rate (as such term is defined in the Credit Agreement), and, if the holder hereof ever receives, collects, or applies as interest, any such amount which would be excessive interest, it shall be deemed a partial prepayment of principal and treated hereunder as such; and, if the indebtedness evidenced hereby is paid in full, any remaining excess shall forthwith be paid to

Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Rate, Borrower and the holder hereof shall, to the maximum extent permitted under applicable law (i) characterize any non-principal payment as an expense, fee or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the obligations evidenced by this Note and/or referred to in the Credit Agreement so that the interest rate is uniform throughout the entire term of this Note; provided that, if this Note is paid and performed in full prior to the end of the full contemplated term thereof; and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, the holder hereof shall refund to Borrower the amount of such excess or credit the amount of such excess against the indebtedness evidenced hereby, and, in such event, the holder hereof shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

      If any payment of principal or interest on this Note shall become due on a day other than a Business Day (as such term is defined in the Credit Agreement), such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

      If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Borrower agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees.

      Borrower and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, notice of intention to accelerate the maturity, protest, notice of protest and nonpayment, as to this Note and as to each and all installments hereof, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases or changes.

      This Note shall be governed by and construed in accordance with the applicable laws of the United States of America and the laws of the State of Texas.

      THIS WRITTEN NOTE, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      EXECUTED as of the date and year first above written.

                                       BORROWER:
                                       --------


                                       EXCO RESOURCES, INC.
                                       a Texas corporation

                                       By: /s/ J. DOUGLAS RAMSEY
                                           ---------------------------------
                                           J. Douglas Ramsey, Vice President


                                       EXCO OPERATING, LP
                                       a Delaware limited partnership

                                       By: EXCO Investment II, LLC,
                                           its General Partner

                                       By: /s/ T. W. EUBANK
                                           ---------------------------------
                                           T. W. Eubank, President


                                      -3-